UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2007, the AGL Resources Inc. (the “Company”) Policy Committee (the “Policy Committee”), which consists of the Company’s eight executive officers, adopted the 2007 AGL Resources Inc. Annual Incentive Plan (the “AIP”).  The AIP, which is administered by the Policy Committee, is a cash incentive program that is intended to provide employees of the Company and its subsidiaries with a meaningful opportunity to earn cash awards by working together to achieve the Company’s earnings per share targets, business unit goals and individual employee performance goals.  Most full-time employees of the Company and its subsidiaries, including executive officers, are eligible to participate in the AIP.

The Compensation and Management Development Committee (“C&MD Committee”) of the Company’s board of directors is charged with establishing and certifying the corporate performance earnings per share goals that must be achieved in order for associated awards to become payable under the AIP. Pursuant to the terms of the AIP, the Company is required to meet or surpass the established corporate earnings per share performance threshold in order for any incentive awards attributable to corporate or business unit performance to be made.  If the corporate performance threshold is not attained, awards attributable solely to individual performance achievement may still be made, but only upon approval of the C&MD Committee.

Under the AIP, a target annual incentive compensation opportunity is provided for each participant based on the participant’s employment classification (“target opportunity”), expressed as a percentage of the participant’s Annual Rate (as defined in the AIP), which, in the case of exempt employees, is equivalent to earned annual base salary.  In determining an eligible participant’s actual incentive award under the AIP, various weights are assigned to corporate performance, business unit performance (where applicable) and individual performance.  Participants eligible for annual incentive awards generally are eligible to receive awards in amounts up to 200% of their target opportunity under the AIP.   Payment of cash awards under the AIP, if any, are intended to be made by the Company to employees in accordance with the terms of the AIP during the first quarter following the performance measurement period.  Notwithstanding any of the foregoing, under the terms of the AIP, the Company may amend or terminate the AIP at any time.

The foregoing summary of the AIP is not complete and is qualified in its entirety by reference to the AIP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	AGL Resources Inc. Annual Incentive Plan – 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: August 8, 2007	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description

10.1	AGL Resources Inc. Annual Incentive Plan – 2007